EXHIBIT 10.1

EXECUTION VERSION

STOCK AND WARRANT PURCHASE AGREEMENT

by and between

Cicero, Inc.

and the Purchasers Identified on Schedule I hereto

July 15, 2015

i

	(n)	Insurance	13

	(o)	Related Party Transactions	13

	(p)	Tax Matters	13

	(q)	Employees	14

	(r)	Internal Control over Financial Reporting	14

	(s)	Disclosure Controls and Procedures	14

	(t)	Sarbanes-Oxley Compliance	15

	(u)	Absence of Litigation	15

	(v)	Investment Company Act	15

	(w)	No Market Manipulation	15

	(x)	Foreign Corrupt Practices	15

	(y)	Brokers	15

	(z)	Regulation	16

4.	Purchasers’ Representations and Warranties.		16

	(a)	Transfer or Resale	16

	(b)	Investment Purpose	16

	(c)	General Solicitation	16

	(d)	Information	16

	(e)	Reliance on Exemptions	17

	(f)	No Governmental Review	17

	(g)	Authorization; Enforcement; Validity	17

	(h)	No Conflicts	17

	(i)	Exculpation Among Purchasers	17

	(j)	No “Bad Actor” Purchasers	18

5.	Restrictions on Transfer.		18

	(a)	Resales	18

	(b)	Rule 144	18

	(c)	Legends	18

	(d)	Legend Removal	19

6.	Survival and Indemnification.		19

	(a)	Survival	19

	(b)	Indemnification	19

	(c)	Conduct of Indemnification Proceedings	20

7.	Other Agreements and Covenants.		20

	(a)	Use of Proceeds	20

	(b)	Form D; Blue Sky Filings	20

	(c)	Exchange Act Filings	21

	(d)	Integration	21

	(e)	Expenses	21

	(f)	Exchange Act Filings	21

	(g)	Subsequent Equity Sales	21

	(h)	Equal Treatment of Purchasers	22

	(i)	Right of First Offer	22

8.	Public Statements		22

9.	Miscellaneous.		23

	(a)	Governing Law	23

	(b)	Entire Agreement	23

	(c)	Amendments and Waivers	23

	(d)	Notices	23

	(e)	No Strict Construction	25

(f)	Further Assurances	25

(g)	Severability	25

(h)	Successors and Assigns	25

(i)	Investigation	25

(j)	No Third-Party Beneficiaries	25

(k)	Replacement of Securities	25

(l)	Independent Nature of Purchasers’ Obligations and Rights	26

(m)	Business Day	26

(n)	Headings	26

(o)	Execution	26

SCHEDULES

Schedule I	-	The Purchasers

EXHIBITS

Exhibit A	-	Form of Warrant

Exhibit B	-	Form of Investor Rights Agreement

Exhibit C	-	Form of Voting Agreement

Exhibit D	-	Net Operating Loss Carry Forwards

STOCK AND WARRANT PURCHASE AGREEMENT

This Stock and Warrant Purchase Agreement, dated as of July 15, 2015 (this “Agreement”), is made by and between Cicero, Inc., a Delaware corporation, (the “Company”), and each purchaser identified on Schedule I hereto (each a “Purchaser”, and collectively, the “Purchasers”).

RECITALS

In accordance with the terms and conditions of this Agreement and pursuant to exemptions from registration under the Securities Act of 1933, as amended (the “Securities Act”), the Company has agreed to issue and sell, and each Purchaser has agreed, severally and not jointly, to purchase a number of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and warrants to purchase a number of shares of Common Stock (the “Warrant”, and together with all such warrants being issued to Purchasers under this Agreement, the “Warrants”, and together with the Common Stock, the “Securities”), each as set forth opposite such Purchaser’s name on Schedule I to this Agreement.

NOW THEREFORE, in consideration of the promises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each Purchaser hereby agree as follows:

1. Purchase and Sale.

(a) Authorization of Shares.  The Company has authorized (i) the sale and issuance to the Purchasers of the shares of Common Stock, (ii) the sale and issuance to the Purchasers of the Warrants, and (iii) the issuance of shares of Common Stock to be issued upon exercise of the Warrants (the “Warrant Shares”).

(b) Purchase of Shares and Warrants. At the Closing (as defined below), the Company shall issue and sell to each Purchaser, and each Purchaser shall, severally and not jointly, purchase from the Company, upon the terms and subject to the conditions set forth in this Agreement, (i) the number of shares of Common Stock set forth opposite such Purchaser’s name on Schedule I to this Agreement (the “Shares”) and (ii) a Warrant to purchase the number of shares of Common Stock at an exercise price per share set forth opposite such Purchaser’s name on Schedule I to this Agreement for an aggregate purchase price as set forth opposite such Purchaser’s name on Schedule I to this Agreement (the “Purchase Price”).

2. Closing.

(a) The Closing.  The consummation of the purchase and sale of the Shares and the Warrants (the “Closing”) shall be effected by facsimile or other electronic exchange of documentation, and held on the date hereof (the “Closing Date”), at the offices of Bryan Cave LLP, legal counsel to Privet Fund, LP (“Privet”), at One Atlantic Center, Fourteenth Floor, 2101 West Peachtree Street, NW, Atlanta, Georgia 30309-3488.

(b) Form of Payment. On the Closing Date, each Purchaser shall pay the Company the Purchase Price for the Shares and the Warrants to be issued and sold to such Purchaser, by wire transfer of immediately available funds in accordance with the Company’s written wire instructions previously provided to the Purchasers, and the Company shall deliver to each Purchaser the original certificate or certificates representing the Shares and the Warrants, duly executed on behalf of the Company and registered in the name of such Purchaser.

(c) Conditions to the Purchaser’s Obligation to Purchase on the Closing Date. Each Purchaser’s obligation to purchase the Shares and the Warrants at the Closing shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions, provided that these conditions are for the Purchaser’s sole benefit and may be waived by such Purchaser at any time in its sole discretion:

(i) the representations and warranties of the Company in this Agreement shall be true, correct and complete as of the Closing Date (except for representations and warranties that speak as of a specific date, which shall be true, correct and complete as of such date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing;

(ii) no temporary restraining order, preliminary or permanent injunction or other order or decree, and no other legal restraint or prohibition, shall exist which questions the validity of this Agreement or the right of the Company or any Purchaser, as the case may be, to enter into this Agreement or prevents or could reasonably be expected to prevent the consummation of the transactions contemplated by this Agreement, or any litigation or court or administrative proceeding have been commenced or threatened with respect to the foregoing;

(iii) the Company shall have amended each of (w) the $700,000 Amended Convertible Stock-Payable Promissory Note, dated as of March 28, 2012, by the Company in favor of SOAdesk, LLC, a Delaware limited liability company (“SOAdesk”), as amended (“SOAdesk Note 1”), (x) the $700,000 Short Term Convertible Promissory Note, dated as of January 15, 2010, by the Company in favor of SOAdesk, as amended (“SOAdesk Note 2”), (y) the $25,000 Amended Promissory Note, dated as of March 31, 2013, by the Company in favor of Hervey A. Weitzman, and (z) the 336,154.31 Amended Promissory Note, dated March 10, 2014, by the Company in favor of Richard Nager to:

(1)	extend the maturity date for each note to June 30, 2017, and

(2)	adjust the conversion provision of the SOAdesk Note 1 and SOAdesk Note 2 to permit conversion only into common stock at the price of $0.15 per share;

(iv) the Company shall have converted the outstanding principal on promissory notes issued to John L. Steffens (“Steffens”) to Common Stock at $0.10 per share and obtained an option to convert all accrued interest to Common Stock at $0.10 per share;

(v) evidence of irrevocable instructions from the Company to the transfer agent for the Common Stock with respect to the issuance and delivery of one or more certificates representing the Shares;

(vi) receipt of the Warrants in the form attached as Exhibit A;

(vii) the Company shall have received and accepted the resignation of four (4) members of the Board;

(viii) all actions required by the Board of the Company  to decrease the size of the Board to seven (7) directors and to appoint two (2) directors designated by Privet, as described in Section 1(a)(i) of the Voting Agreement between Privet and Steffens;

(ix) all consents, approvals and waivers required for the consummation of the transactions contemplated hereby shall have been obtained;

(x) the Company shall have delivered to the Purchasers a Compliance Certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the effect that the conditions specified in subsections (i), (ii), (iii), (vii), (ix) and (x) of this Section 2(c) have been satisfied;

(xi) the Company shall have delivered to the Purchasers a certificate of its Secretary certifying as to (A) the certificate of incorporation and bylaws; (B) the resolutions of the Board approving this Agreement and the transactions contemplated hereby, including the actions required by the Company pursuant to this Section 2(c); and (C) good standing certificates (including tax good standing) with respect to each of the Company and each Subsidiary from the applicable authority(ies) in Delaware and any other jurisdiction in which the Company or such Subsidiary (as the case may be) is qualified to do business, dated a recent date before the Closing;

(xii) the Company shall have executed and delivered the Investor Rights Agreement, by and among the Company, Privet and Steffens, in substantially the form attached as Exhibit B (the “Investor Rights Agreement”);

(xiii) the Company shall have terminated the following agreements:

(1)	Registration Rights Agreement, dated as of March 20, 2013, by and among the Company and the Purchasers named thereto; and

(2)	Registration Rights Agreement, dated as of January 15, 2010, by and among the Company and the Purchasers named thereto;

(xiv) Steffens, Privet, Mark Landis, Carolyn Landis and Don Peppers shall have executed and delivered a Voting Agreement as applicable to such person or entity in substantially the form attached as Exhibit C (the “Voting Agreement”);

(xv) delivery of a legal opinion of Golenbock Eiseman Assor Bell & Peskoe, LLP, Company counsel, in form and substance reasonably satisfactory to the Purchasers;

(xvi) delivery of an opinion of Bassett & Byers, P.A., tax accountants to the Company, in form and substance reasonably satisfactory to the Purchasers, to the affect that issuance of the Shares and Warrant to the Purchasers will not result in an “ownership change,” as

(xvii) that term is defined in Section 382(g) of the Internal Revenue Code of 1986, as amended, (“Code”) with respect to the stock of the Company; and

(xviii) receipt of such other information, certificates and documents as the Purchasers may reasonably request.

(d) Conditions to the Company’s Obligation to Issue and Sell on the Closing Date. The Company’s obligation to issue and sell the Shares and the Warrant at the Closing shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:

(i) receipt of the Purchase Price from each Purchaser;

(ii) the representations and warranties of each Purchaser in this Agreement shall be true, correct and complete as of the date of this Agreement and as of the Closing Date (except for representations and warranties that speak as of a specific date, which shall be true, correct and complete as of such date) and each Purchaser shall have performed, satisfied and complied with in all material respects the covenants, agreements and conditions of such Purchaser to be performed, satisfied or complied with by it under this Agreement at or prior to the Closing Date; and

(iii) no temporary restraining order, preliminary or permanent injunction or other order or decree, and no other legal restraint or prohibition shall exist which questions the validity of this Agreement or the right of the Company or any Purchaser, as the case may be, to enter into this Agreement or prevents or could reasonably be expected to prevent the consummation of the transactions contemplated by this Agreement, nor shall any litigation or court or administrative proceeding have been commenced or threatened with respect to the foregoing.

3. Representations and Warranties of the Company.

The Company, on its behalf and on behalf of its Subsidiaries (as defined below), as applicable, represents and warrants to each Purchaser, subject to such exceptions as are set forth in the SEC Documents (as defined below), as follows:

(a) Organization and Qualification. The Company is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the requisite corporate power and authority to own its properties and to carry on its business as now being conducted and as described in the SEC Documents. Copies of the Company’s Amended and Restated Certificate of Incorporation (the “Charter”) and Bylaws of the Company, as amended (the “Bylaws”), and in each case, all amendments thereto, have been filed as exhibits to the Company’s SEC Documents and have not been further modified, and except as otherwise may be required by the transactions contemplated hereby, the Company has no present intention to modify the Charter and Bylaws. The Company is duly qualified as a foreign corporation to do business, and is in good standing, in every jurisdiction in which its ownership of property or the nature of the business conducted and proposed to be conducted by it makes such qualification necessary, except where the failure to be so qualified or in good standing could not, individually or in the aggregate, have or reasonably be expected to result in a material adverse effect on (i) the condition (financial or otherwise), prospects, earnings, assets, results of operations, business or properties of the Company, whether or not arising from transactions in the ordinary course of business or (ii) the ability of the Company to consummate the transactions contemplated by this Agreement (“Material Adverse Effect”).

(b) Subsidiaries. The Company has three (3) wholly-owned subsidiary which are Cicero Technologies, Inc., which has been suspended by the Secretary of State of the state of Delaware, Cicero Technologies Acquisition, LLC, which has been suspended by the Secretary of State of the state of Delaware, and Level 8 Technologies, Inc., a Delaware corporation (the “Subsidiary”, and together with the Company, the “Cicero Parties”).  The Subsidiary is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the requisite corporate or company power, as applicable, and authority to own its properties and to carry on its business as now being conducted and as described in the SEC Documents. Copies of the each of the Subsidiary’s certificate of incorporation or organization and bylaws (the “Subsidiary Organizational Documents”) have been provided to the Purchasers prior to Closing and have not been further modified.  The Subsidiary is duly qualified to do business, and is in good standing, in every jurisdiction in which its ownership of property or the nature of the business conducted and proposed to be conducted by it makes such qualification necessary, except where the failure to be so qualified or in good standing could not, individually or in the aggregate, have or reasonably be expected to result in Material Adverse Effect.

(c) Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Investor Rights Agreement, and each of the other agreements entered into by the parties hereto in connection with transactions contemplated by this Agreement (collectively, the “Transaction Documents”) and to issue the Shares and the Warrants in accordance with the terms hereof and thereof, except as set forth in Schedule 3(c). The execution and delivery of the Transaction Documents by the Company and the consummation and performance by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Shares, Warrants and the Warrant Shares (collectively, the “Securities”), have been duly authorized by all requisite corporate action. The Transaction Documents have been duly executed and delivered by the Company. The Transaction Documents constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.

(d) Capitalization.  As of the date of this Agreement, the authorized capital stock of the Company consists of (i) 215,000,000 shares of Common Stock and (ii) 10,000,000 shares of undesignated convertible preferred stock, $0.001 par value per share (the “Preferred Stock”). As of the date of this Agreement and prior to the issuance of the Shares and Warrants under this Agreement, (i) 155,353,377 shares of Common Stock are issued and outstanding; (ii) 1,344,090 shares of Common Stock are allocated for future grants pursuant to the Company’s stock-based compensation plans; (iii) 2,681,333 shares of Common Stock are duly reserved for future issuance pursuant to outstanding options; (iv) 1,499.628 shares of Series A-1 Preferred Stock are issued and outstanding; and (v) 10,400 shares of Series B Preferred Stock are issued and outstanding.  All of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable, and have been issued in compliance with federal and state securities laws. Except as set forth above, (i) no shares of the Company’s capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances and (ii) there are no outstanding options, warrants, rights to subscribe to, calls or commitments relating to, or securities or rights convertible into, any shares of capital stock of the Company, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company or options, warrants, rights to subscribe to, calls or commitments relating to, or securities or rights convertible into, any shares of capital stock of the Company, except as contemplated by this Agreement. Other than pursuant to the Voting Agreement, the Company has no knowledge of any voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among any of the security holders of the Company relating to the securities of the Company held by them. Other than pursuant to the Investor Rights Agreement, the Company has not granted any person the right to require the Company to register any securities of the Company under the Securities Act, whether on a demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other person.

(e) Issuance of Securities.

(i) The Shares are duly authorized and, upon issuance in accordance with the terms hereof, will be (A) validly issued, fully paid and non-assessable and (B) free from all taxes, liens and charges in the United States of America with respect to the issuance thereof, other than any liens or encumbrances created by or imposed by the Purchaser, and except as contemplated by the Transaction Documents, not subject to preemptive, registration, right of first refusal or other similar rights of stockholders. Except for the filing of any notice prior or subsequent to the Closing that may be required under applicable state and/or federal securities laws (or comparable laws of any other jurisdiction), no authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency, instrumentality or other third party, is or will be necessary for, or in connection with, the execution and delivery by the Company of this Agreement, for the offer, issue, sale, execution or delivery of the Shares, or for the performance by the Company of its obligations under this Agreement.

(ii) The Warrants are and when the Company has increased the number of authorized shares of Common Stock sufficient for the full exercise of the Warrants, the Warrant Shares will be duly authorized and, upon issuance in accordance with the terms of the Warrants, the Warrant Shares will be (A) validly issued, fully paid and non-assessable and (B) free from all taxes, liens and charges in the United States of America with respect to the issuance thereof, other than any liens or encumbrances created by or imposed by the Purchaser, and except as contemplated by the Transaction Documents not subject to preemptive, registration, right of first refusal or other similar rights of stockholders. Except for the filing of any notice prior or subsequent to the Closing that may be required under applicable state and/or federal securities laws (or comparable laws of any other jurisdiction), no authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission,

(iii) board, bureau, agency, instrumentality or other third party, is or will be necessary for, or in connection with, the execution and delivery by the Company of this Agreement, for the offer, issue, sale, execution or delivery of the Warrants or the Warrant Shares, or for the performance by the Company of its obligations under this Agreement and the Warrants.

(f) No Conflicts.  The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not (i) result in a breach or violation of the Company’s Charter or Bylaws, subject to the requirement of an increase in the number of authorized shares of Common Stock sufficient to provide for the full issuance of the Warrant Shares upon exercise of the Warrants; (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or incremental, additional or varied rights under, any material agreement, indenture, or other instrument, obligation or understanding to which the Company is a party; (iii) result in a violation of any statute, law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Company; or (iv) result in the imposition of a mortgage, pledge, security interest, encumbrance, charge or other lien on any material asset of the Company.

(g) No Violation or Default. The Cicero Parties are not (i) in violation of its Charter or Bylaws or Subsidiary Organizational Documents; (ii) in default (or subject to an event which with notice or lapse of time or both would become a default) under any material agreement, indenture or instrument to which a Cicero Party is a party; or (iii) in violation of any law, rule, regulation, order, judgment or decree applicable to a Cicero Party; except for such violations or defaults, as described in clauses (ii) or (iii) of this sentence as would not, individually or in the aggregate, have or result in a Material Adverse Effect.

(h) SEC Documents. The Company has filed all reports, schedules, forms, statements, exhibits (including certifications of the Company’s principal executive and financial officers pursuant to Section 302 and 906 of Sarbanes-Oxley (as defined below)) and other documents required to be filed by it with the U.S. Securities and Exchange Commission (“SEC”) pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since January 1, 2014 (all of the foregoing filed prior to or on the date hereof, or prior to the Closing Date, and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being referred to in this Agreement as the “SEC Documents”). As of the date of filing of each such SEC Document, such SEC Document, as it may have been subsequently amended by filings made by the Company with the SEC prior to the date hereof, complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Document. None of the SEC Documents, as of the date filed and as they may have been subsequently amended by filings made by the Company with the SEC prior to the date hereof, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(i) Financial Statements. The financial statements and the related notes thereto of the Cicero Parties, on a consolidated basis, included or incorporated by reference in the SEC Documents comply in all material respects with the applicable requirements of the Exchange Act and present fairly and accurately in all material respects the financial position of the Cicero Parties, on a consolidated basis, as of the dates indicated and the results of operations and the changes in cash flows for the periods specified. Such financial statements have been prepared in conformity with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods covered thereby, except as specifically stated therein, and the supporting schedules included or incorporated by reference in the SEC Documents present fairly the information required to be stated therein. The Cicero Parties do not have any material liability or obligation of any nature, whether or not accrued, contingent or otherwise that would be required by GAAP to be disclosed on a balance sheet of the Company or in the notes thereto that are not so disclosed, other than the accrual of interest on outstanding debt and the obligation to pay interest on certain converted principal of debt that was previously outstanding. The Cicero Parties have not created any entities or entered into any transactions or created any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, for the purpose of avoiding disclosure required by GAAP.

(j) No Recent Changes. Since the date of the most recent financial statements of the Cicero Parties included or incorporated by reference in the SEC Documents, except as disclosed in the SEC Documents and as contemplated by this Agreement and except as disclosed in Schedule 3(j):

(i) there has not been any change in the capital stock (other than pursuant to the Company's stock plans pursuant to the Company's existing employee stock purchase plan (any such issuances, whenever issued or granted, being collectively “Employee Equity Transactions”), pursuant to the conversion or exercise of outstanding securities that are convertible into or exercisable for Common Stock, or pursuant to publicly disclosed equity or debt financings) or long-term debt of the Company, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock;

(ii) none of the Cicero Parties have entered into any transaction or agreement that is material to the Cicero Parties taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Cicero Parties and, except as expressly contemplated by this Agreement, has not made any material change or amendment to a material contract or arrangement by which any Cicero Party or any of their assets or properties is bound or subject;

(iii) none of the Cicero Parties have sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority; any change in the consolidated assets, liabilities, financial condition or operating results of the Cicero Parties from that reflected in the financial statements included in the Company's Form 10-K, except for changes in the ordinary course of business which have not had and could not reasonably be expected to have any material effect, individually or in the aggregate;

(iv) none of the Cicero Parties have granted any waiver, other than in the ordinary course of business, of a material right or of a material debt owed to it;

(v) none of the Cicero Parties have requested or authorized any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by a Cicero Party, except in the ordinary course of business and which is not material to the assets, properties, financial condition, operating results or business of such Cicero Party (as such business is presently conducted and as it is proposed to be conducted);

(vi) none of the Cicero Parties have authorized any change or amendment to its certificate of incorporation or organization, as applicable (other than in connection with the transactions contemplated hereby) or its by-laws or operating agreement, as applicable, or material change to any material contract or arrangement by which such Cicero Party is bound or to which any of their respective assets or properties is subject;

(vii) none of the Cicero Parties have any knowledge of any material labor difficulties or labor union organizing activities with respect to employees of a Cicero Party;

(viii) none of the Cicero Parties have entered into any material transaction entered into by a Cicero Party other than in the ordinary course of business;

(ix) none of the Cicero Parties have incurred the loss of the services of any key employee, or material change in the composition or duties of the senior management of such Cicero Party;

(x) none of the Cicero Parties have incurred the loss or, to such Cicero Party's knowledge, threatened loss of any customer which has had or could reasonably be expected to have a material effect; and

(xi) there has not been any other event or condition of any character that has had or could reasonably be expected to have a material effect.

(k) Independent Accountants. Bassett & Byers, P.A., who has certified certain financial statements of the Company, has advised the Company that they are, and to the Company’s knowledge they are, independent registered public accountants with respect to the Company as required by the Securities Act. Except as pre-approved in accordance with the requirements set forth in Section 10A of the Exchange Act, to the Company’s knowledge, Basset & Byers, P.A. has not engaged in any “prohibited activities” (as defined in Section 10A of the Exchange Act) on behalf of the Company.

(l) Intellectual Property

(i) Except as set forth in Schedule 3(l)(i), the Cicero Parties own all right, title and interest in and to each item of Business Intellectual Property (as defined below), free and clear of all liens, subject only to the rights of any licensees pursuant to written or oral license agreements with a Cicero Party or its predecessor in interest entered into in the ordinary course of business. The Cicero Parties have not granted any license rights in Business Software (as defined below) that are exclusive in any field or in any manner. The Cicero Parties have valid

(ii) licenses to use all Licensed Intellectual Property (as defined below) in connection with the applicable Cicero Party’s business (“Business”) as presently conducted, which licenses, except as set forth in Schedule 3(l)(i), shall not terminate, be terminable, or put the Cicero Parties in breach of such licenses as a consequence of the transactions contemplated by this Agreement. The Business Intellectual Property and, to the knowledge of the Cicero Parties, the Licensed Intellectual Property, is subsisting, valid and enforceable, and have not been adjudged invalid or unenforceable in whole or part.

(iii) No Licensed Intellectual Property or Business Intellectual Property is subject to any order adversely affecting a Cicero Party's use thereof or contract adversely affecting a Cicero Party's use thereof as it is currently used or has been used within the twelve (12) month period prior to the date hereof.  To the Company’s knowledge and except as set forth in Schedule 3(l)(ii), the conduct of the Business as presently conducted or previously conducted does not infringe, violate or misappropriate (or has not violated, infringed or misappropriated) the Intellectual Property of any third party, and no actions alleging any such infringement, violation or misappropriation are pending or, to the knowledge of the Cicero Parties, threatened or asserted. To the Company’s knowledge, no third party, directly or indirectly, is infringing, violating or misappropriating any Business Intellectual Property.

(iv) The Business Software operates and performs in all material respects in accordance with its documentation. To the knowledge of the Cicero Parties, the Business Software does not contain any “time bombs,” “Trojan horses,” “back doors,” “trap doors,” “worms,” or viruses that (i) enable or assist any Person to access without authorization the Business Software; or (ii) materially disrupt the operation of the Business Software, except as disclosed in its documentation; or (iii) have an adverse impact on the operation of other software or operating systems.

(v) Except as set forth in Schedule 3(l)(iv), the Cicero Parties have not and shall not (i) incorporate any Open Source Software (as defined below) in whole or in part into any part of the Business Software or (ii) distribute the Business Software in conjunction with any Open Source Software, that in any of the above cases subjects or purports to subject such Business Software, in whole or in part, to all or part of the license obligations of any Open Source Software or grants, or purports to grant, to any third party, any rights or immunities under a Cicero Party's Intellectual Property rights that are not also granted under a Cicero Party's applicable license to the customer.

(vi) Except as set forth in Schedule 3(l)(v), no material portion of the source code of any Business Software has been published, placed in escrow (except escrows that have been terminated with the escrowed source code returned to a Cicero Party), or otherwise disclosed by a Cicero Party to any person other than the employees of such Cicero Party or third-party consultants under enforceable non-disclosure agreements, and the Cicero Parties have not granted any licenses or rights to any person to distribute, or to otherwise use the source code of, any of the Business Software, nor, to the Company’s knowledge, has any such source code been misappropriated by any third party. For avoidance of doubt, the term “source code” does not include any application programming interfaces (APIs) that a Cicero Party may have distributed for purposes of enabling third parties to interface other software applications with Business Software.

(vii) The Cicero Parties have taken reasonable precautions to protect the secrecy and confidentiality of its Trade Secrets (as defined below), and no material Trade Secrets of the Cicero Parties have been disclosed or authorized to be disclosed to any person, other than (i) pursuant to an agreement with non-disclosure provisions protecting the Cicero Parties’ proprietary interests in and to such proprietary and confidential information, or (ii) as set forth on Schedule 3(l)(vi) or pursuant to a business decision by a Cicero Party's management that such proprietary and confidential information should be made public or that the Cicero Party no longer has a significant business interest its remaining confidential, including disclosures, such as disclosures of historical financial information, made pursuant to applicable law, disclosures of information regarding products following the commercial release of such products, and similar disclosures in the ordinary course of business.

(viii) The Cicero Parties own, lease or license all Computer Systems (as defined below) that are necessary for the operation of the Business. Since the date that is one year prior to the date of this Agreement, there has been no failure or other material substandard performance of any Computer Systems which has caused any material disruption to the Business. The Cicero Parties have taken commercially reasonable steps to provide for the backup and recovery of data and information, has commercially reasonable disaster recovery plans, procedures and facilities, and, as applicable, has taken commercially reasonable steps to implement such plans and procedures in the Business. As disclosed on Schedule 3(l)(vii), the Cicero Parties have taken actions designed to protect the integrity and security of its Computer Systems and other information stored thereon from unauthorized use, access, or modification by third parties.  The Computer Systems do not, to the Company’s knowledge, contain, and since the date that is one year prior to the date of this Agreement the Business has not suffered any material data loss, business interruption, or other harm as a result of, any “back door,” “time bomb,” “Trojan horse,” “worm,” “drop dead device,” “virus” (as these terms are commonly used in the computer software industry), or other software routines or hardware components intentionally designed to permit (i) unauthorized access to a computer or network, (ii) unauthorized disablement or erasure of software, hardware or data, or (iii) any other similar type of unauthorized activities.

(ix) The Cicero Parties have complied in all material respects with all agreements, privacy policies and applicable laws regarding personally identifiable information, including any data privacy laws, consumer privacy laws, and agreements with third parties, in every jurisdiction where a Cicero Party operates its business. The Cicero Parties have not received any written notification from any customer that such customer intends for the Business to “process personal data” or “sensitive personal data” (as those terms are defined in the Data Protection Act of 1998). To the Company’s knowledge, there has been no unauthorized access to personally identifiable information processed by the Business in connection with services provided by or to the Business.

(x) For purposes of this Agreement, (A) “Intellectual Property” means the tangible and intangible rights or interests (other than ownership, lease, bailment or similar possessory right with respect to physical objects) and intellectual property rights evidenced by, embodied in, or associated with: (a) any United States, foreign or international patent, patent application or statutory invention registration, including all renewals, industrial design registrations, patentable inventions, certificates of invention, continuations, continuations in part,

(xi) re-issues and re-examinations, divisionals and extensions thereof; (b) any works of authorship or expression and rights in mask works (as defined in 17 U.S.C. §901), including Software, registrations and applications for registration thereof throughout the world together with any renewal or extension thereof, and all moral and common law rights thereto; (c) any trademarks, uniform resource locator addresses, domain names, service marks, trade names, trade dress, and other legally-protected indicia of source or origin, including all goodwill relating thereto, symbolized thereby or associated therewith, common law rights thereto, and all registrations and applications for registration thereof throughout the world; (d) any trade secrets or confidential know-how, confidential inventions (including all confidential invention disclosures) and other confidential or proprietary technical, business and other information, including, if treated by a Cicero Party as confidential and not generally known or readily ascertainable by proper means by third parties, manufacturing and production processes and techniques, research and development information, technology, drawings, specifications, designs, plans, proposals, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans, customer and supplier lists and information, and all rights in any jurisdiction to limit the use or disclosure thereof (“Trade Secrets”), and (e) in each case of the foregoing items (a) through (d), all rights therein provided by international treaties and conventions, and all other rights associated therewith, including the right to prosecute, enforce, obtain damages relating to, settle or release any past, present, or future infringement thereof; (B) “Business Intellectual Property” means all Intellectual Property owned by a Cicero Party and used in connection with the Business, and includes, without limitation, all Intellectual Property embodied in the Business Software other than Intellectual Property of direct and indirect licensors of Licensed intellectual Property that is part of the Business Software, (C) “Licensed Intellectual Property” means all Intellectual Property that is licensed to the Company for use in the Business from any third party pursuant to any contract or agreement, (D) “Open Source Software” means Software that is generally distributed in source code form and is governed by a license commonly recognized as an open source, “copyleft” or community source code license, including, but not limited to, the GNU General Public License, (E) “Business Software” means (a) the Software set forth on Schedule 3(ix), and (b) any other computer Software products that have been made generally commercially available by any Cicero Party as its proprietary Software products within the two (2) year period prior to the date hereof and which are under a warranty, maintenance or support obligation to a customer; for avoidance of doubt, “Business Software” does not include third-party Software products that are marketed or re-sold by a Cicero Party under the name or brand of a third party rather than as such Cicero Party’s proprietary products, (F) “Software” means computer software in any form, including source code, object code, operating systems, database management code, utilities, software engines, internet web sites and links, all versions, updates, corrections, enhancements and modifications thereof, and all related documentation, and developer notes, comments and annotations, and (G) “Computer Systems” means all servers, computer hardware, networks, software, databases, and telecommunications systems and related systems that are directly operated by a Cicero Party, under such Cicero Party's exclusive control and used in the Business, together with the interfaces among the foregoing; provided, however, that for avoidance of doubt, “Computer Systems” does not include systems that are not located at a Cicero Party’s facilities and that are owned by third parties, such as, by way of example, the internet, the public telecommunications networks, television, radio, and cable services, third-party intranets to which a Cicero Party is given access, or other off-site systems owned and operated by third parties.

(m) Licenses and Permits; Compliance with Law. The Cicero Parties possess all material licenses, certificates, permits and other authorizations issued by, and has made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities, that are necessary for the ownership or lease of its properties and assets or the conduct of its business as conducted or as contemplated to be conducted. None of the Cicero Parties have received notice of any revocation or modification of any such license, certificate, permit or authorization, or of any proceeding relating to any such revocation or modification, or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course. The Cicero Parties have complied in all material respects with and is not in default or violation in any material respect of, and is not, to the Cicero Parties’ knowledge, under investigation with respect to or has not been, to the knowledge of the Cicero Parties, threatened to be charged with or given notice of any violation of, any applicable federal, state, local or foreign law, statute, ordinance, license, rule, regulation, policy or guideline, order, demand, writ, injunction, decree or judgment of any federal, state, local or foreign governmental or regulatory authority. Except for statutory or regulatory restrictions of general application, no federal, state, local or foreign governmental or regulatory authority has placed any material restriction on the business or properties of the Cicero Parties.

(n) Insurance. The Cicero Parties maintain insurance of the types and in the amounts that the Cicero Parties reasonably believe are adequate for its businesses and consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Cicero Parties against theft, damage, destruction, acts of vandalism, insurance covering the acts and omissions of directors and officers, and insurance covering all other risks customarily insured against by similarly situated companies, all of which insurance is in full force and effect. The Cicero Parties have not received any written notice that the Cicero Parties will not be able to renew its existing insurance coverage as and when such coverage expires.

(o) Related Party Transactions. Except as contemplated by this Agreement, none of the officers or directors or managers, as the case may be, of a Cicero Party and, to the knowledge of the Cicero Parties, none of the employees of the Cicero Parties is presently a party to any transaction with a Cicero Party (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Cicero Parties, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, manager, trustee or partner, in each case in excess of $120,000 other than (i) for payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of a Cicero Party and (iii) for other employee benefits, including stock option agreements under any stock option plan of a Cicero Party.

(p) Tax Matters. The Cicero Parties (i) have timely filed all necessary federal, state, local and foreign income and franchise tax returns for the Cicero Parties or has requested extensions thereof, (ii) have paid all federal state, local and foreign taxes due and payable for which the Cicero Parties are liable, except for any such taxes currently being contested in good faith, and (iii) does not have any tax deficiency or claims outstanding or assessed or, to the best of the Cicero Parties’ knowledge, proposed against the Cicero Parties. All material taxes and other assessments and levies that the Cicero Parties are required to withhold or to collect for payment have been duly withheld and collected and paid to the proper government entity or third party when due. There are no tax liens or claims pending or, to the Cicero Parties’ knowledge, threatened against a Cicero Party or any of its respective assets or property. Except as set forth in the SEC Documents, there are no outstanding tax sharing agreements or other such arrangements between a Cicero Party and any other person. Attached hereto as Exhibit D is a schedule showing, by year of origination or utilization and amount, the net operating loss carry forwards of the Company for all taxable periods of the Company through and including 2014, which schedule also identifies the date on which the Company has experienced an ownership change within the meaning of Code Section 382(g) and the amount of the applicable “section 382 limitation” as that term is defined in Code Section 382(b)(1) on such change date, which schedule to the best of the Company’s knowledge and belief is true, correct, and complete in all material respects.

(q) Employees. Except as set forth on Schedule 3(r) hereto, (i) all current and former employees of the Cicero Parties have executed and delivered a confidential information and inventions assignment agreement (a “CIIA”) to the appropriate Cicero Party, and (ii) all current and former consultants of the Cicero Parties that had access to confidential or proprietary information of the Cicero Parties have executed and delivered a CIIA to the Cicero Parties or other form of written contract or agreement with the applicable Cicero Party that requires such consultants to maintain the confidentiality of such information and assigns to the Cicero Party all rights to any inventions, improvements, discoveries or information relating to the business of the Cicero Party. The Cicero Parties are not aware that any executive officer of a Cicero Party has plans to terminate his or her employment relationship with the Cicero Party. The Cicero Parties have complied in all material respects with all applicable laws relating to wages, hours, equal opportunity, collective bargaining, workers’ compensation insurance and the payment of social security and other taxes. None of the employees of the Cicero Parties is represented by any labor union, and there is no labor strike or other labor trouble pending or, to the Cicero Parties’ knowledge, threatened with respect to the Cicero Parties. To the Cicero Parties’ knowledge, no employee of the Cicero Parties is obligated under any contract or subject to any judgment, decree or administrative order that would conflict or interfere with (i) the performance of the employee’s duties as an employee, director or officer of a Cicero Party, or (ii) the Cicero Parties’ business as conducted or proposed to be conducted.

(r) Internal Control over Financial Reporting. The Company maintains a system of internal control over financial reporting (as such is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company does not have any material weaknesses in its internal control over financial reporting. Since the date of the latest audited financial statements included in the SEC Documents, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(s) Disclosure Controls and Procedures. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act) that comply with the requirements of the Exchange Act. Such disclosure controls and procedures have been designed to ensure that material information relating to the Company is accumulated and communicated to the Company’s management, including the Company’s principal executive officer and principal financial officer, by others within those entities.

(t) Sarbanes-Oxley Compliance. The Company and the Company’s directors and officers, in their capacities as such, are in compliance with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (“Sarbanes-Oxley”), including Section 402 related to loans and Sections 302 and 906 related to certifications, and neither the Company nor any of its officers has received notice from any governmental entity questioning or challenging the accuracy, completeness, content, form or manner of filing or submission of such certifications. The Company has no reasonable basis to believe that it will not continue to be in compliance with Sarbanes-Oxley as in effect on the Closing Date (including, without limitation, the requirements of Section 404 thereof).

(u) Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Cicero Parties, threatened in writing against a Cicero Party which (i) adversely affects or challenges the legality, validity or enforceability of this Agreement or the Securities or (ii) would reasonably be expected to result in a Material Adverse Effect.

(v) Investment Company Act. The Company is not, nor, after giving effect to the sale of the Shares and the Warrants, will it become, an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder.

(w) No Market Manipulation. Neither the Company nor, to the knowledge of the Company, any of the Company’s directors, officers, employees, agents or controlling persons have taken, directly or indirectly, any action designed, or that might reasonably be expected, to cause or result in, under the Securities Act or otherwise, or that has constituted, stabilization or manipulation of the price of the Common Stock.

(x) Foreign Corrupt Practices. Neither the Cicero Parties nor, to the Cicero Parties’ knowledge, any director, officer, agent, employee or other person acting on behalf of a Cicero  Party has, in the course of its actions for, or on behalf of, a Cicero Party, (i) directly or indirectly, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of in any material respect any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(y) Brokers. Neither the Company nor any of the Company's officers, directors, employees or stockholders has employed or engaged any broker or finder in connection with the transactions contemplated by this Agreement and no other fee or other compensation is or will be due and owing to any broker, finder, underwriter, placement agent or similar person in connection with the transactions contemplated by this Agreement.

(z) Regulation. Assuming the accuracy of the representations and warranties made by the Purchasers in Section 4 of this Agreement, the offer, issuance, sale and delivery of the Securities are or will be exempt from the registration requirements of the Securities Act and the qualification or registration provisions of applicable state securities laws. Neither the Company nor its authorized agents have taken or will take any action that would cause the loss of such exemption. Neither the Company nor any person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offer or sale of any of the Securities. Neither the Company nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would adversely affect reliance by the Company on Section 4(2) of the Securities Act for the exemption from registration for the contemplated transactions under this Agreement or would require registration of the Shares or the Common Shares under the Securities Act.

4. Purchasers’ Representations and Warranties.

Each Purchaser, for itself and for no other Purchaser, hereby represents and warrants to the Company as follows:

(a) Transfer or Resale. The Purchaser understands that the Securities have not been registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred without registration under the Securities Act or an exemption therefrom and that, in the absence of an effective registration statement under the Securities Act, such Securities may only be sold under certain circumstances as set forth in the Securities Act.

(b) Investment Purpose. The Purchaser is acquiring the Securities for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The Purchaser does not have any agreement or understanding, directly or indirectly, with any person to distribute any of the Securities.

(c) General Solicitation. The Purchaser was contacted regarding the sale of the Securities by an authorized representative of the Company with whom the Purchaser has a prior substantial pre-existing relationship and the Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(d) Information. The Purchaser (directly or through its advisors, if any) (i) has been furnished with or has had full access to all of the publicly available information that it considers necessary or appropriate for deciding whether to purchase the Securities, (ii) has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities, (iii) can bear the economic risk of a total loss of its investment in the Securities and (iv) has such knowledge and experience in business and financial matters so as to enable it to understand the risks of and form an investment decision with respect to its investment in the Securities.

(e) Reliance on Exemptions. At the time such Purchaser was offered the Securities, it was, and as of the date hereof it is, and on each date on which it exercises any Warrants, it will be either: (i) an “accredited investor” as defined in Rule 501(a) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act. The Purchaser understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of the Securities Act and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth in this Agreement in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Securities.

(f) No Governmental Review. The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(g) Authorization; Enforcement; Validity. The Purchaser is an entity duly organized and validly existing under the laws of the jurisdiction of its organization with full right, corporate or limited partnership power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution, delivery and performance by the Purchaser of the transactions contemplated by this Agreement has been duly authorized by all necessary corporate or limited partnership action on the part of the Purchaser and any other governmental action with respect to the Purchaser. This Agreement has been duly executed by the Purchaser, and when delivered by the Purchaser in accordance with terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.

(h) No Conflicts. The execution, delivery and performance of this Agreement by the Purchaser and the consummation by the Purchaser of the transactions contemplated hereby do not and will not (i) result in a violation of the Purchaser’s charter, bylaws, or other similar organizational documents; (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under any agreement, indenture or other instrument, obligation or understanding to which the Purchaser is a party; or (iii) result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Purchaser, except for such conflicts, defaults and violations as described in clauses (ii) or (iii) of this sentence as would not, individually or in the aggregate, have or result in a material adverse effect on the Purchaser.

(i) Exculpation Among Purchasers. The Purchaser acknowledges that it is not relying upon any person, other than the Company and its officers and directors, in making its investment or decision to invest in the Parent. The Purchaser agrees that neither any Purchaser nor the respective controlling persons, officers, directors, partners, agents, or employees of any Purchaser shall be liable to any other Purchaser for any action heretofore taken or omitted to be taken by any of them in connection with the purchase of the Securities.

(j) No “Bad Actor” Purchasers.  The Purchaser hereby represents and warrants to the Company that, to its knowledge, none of the “bad actor” disqualifying events described in Rule 506(d)(1)(i)-(viii) promulgated under the Securities Act (each, a “Disqualification Event”), is applicable to it, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable.

5. Restrictions on Transfer.

(a) Resales. Each Purchaser agrees that the Securities may only be sold or transferred (i) pursuant to an effective registration statement under the Securities Act (including the Registration Statement (as defined in the Investor Rights Agreement)), or (ii) pursuant to an exemption from registration under the Securities Act.

(b) Rule 144. Each Purchaser is aware of Rule 144 promulgated by the SEC pursuant to the Securities Act (as such rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same purpose and effect as such rule, “Rule 144”) and the restrictions imposed thereby and further understands and agrees that so long as such Purchaser beneficially owns 10% or more of the Company’s then outstanding securities or has a designee selected by the Purchaser serving on the Board, the Company will deem the Purchaser to be an “affiliate” as defined in Rule 144(a)(1) and any transfers of the Securities by the Purchaser shall be subject to the limitations applicable to affiliates set forth in the Securities Act and the rules promulgated thereunder, including without limitation Rule 144.

(c) Legends. Each Purchaser agrees to the imprinting, so long as is required by this Section 5, of a legend on any of the Securities in substantially the following form:

“THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A

REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(A) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.”

The Company acknowledges and agrees that a Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and the Investor Rights Agreement and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the appropriate Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including, if the Securities are subject to registration pursuant to the Investor Rights Agreement, the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling stockholders (who are defined in the Investor Rights Agreement as “Investors”) thereunder.

(d) Legend Removal. The Company shall cause its counsel to promptly issue a legal opinion to the transfer agent for the Common Stock with respect to removal of the legend set forth in Section 5(c) above, (i) following any sale of such Shares or Warrant Shares pursuant to an effective registration statement, (ii) following any sale of such Shares or Warrant Shares pursuant to Rule 144, or (iii) when such Shares or Warrant Shares may be sold under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Shares and Warrant Shares and without volume or manner-of-sale restrictions.

6. Survival and Indemnification.

(a) Survival. The representations, warranties, covenants and agreements contained in this Agreement shall survive the Closing of the transactions contemplated by this Agreement as follows: (i) those in Section 3(a), (c), (d) and (e) shall survive for six years, (ii) those in Section 3(q) will survive until the expiration of the applicable statute of limitations, (iii) those in Section 3 not specified in this Section will survive for a period of 36 months, and (iv) those in Section 4 and other than in sections of the Agreement as specified herein will survive until the expiration of the applicable statute of limitations.

(b) Indemnification. The Company agrees to indemnify and hold harmless each Purchaser and its Affiliates and their respective directors, officers, trustees, members, managers, employees and agents, and their respective successors and assigns, from and against any and all losses, claims, damages, liabilities and expenses (including, without limitation, reasonable attorney fees and disbursements (subject to Section 6(c) below) and other expenses incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) (collectively, “Losses”) to which such person may become subject as a result of any breach of any representation, warranty, covenant or agreement made by or to be performed on the part of the Company under the Transaction Documents, and will reimburse any such person for all such amounts as they are incurred by such person.

(c) Conduct of Indemnification Proceedings. Any person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (a) the indemnifying party has agreed to pay such fees or expenses, (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (c) in the reasonable judgment of any such person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. The Company will not be liable to any indemnified party under this Agreement (x) for any settlement by such indemnified party effected without the Company's prior written consent, which shall not be unreasonably withheld, conditioned or delayed, or (y) for any Losses incurred by such indemnified party which a court of competent jurisdiction determines in a final judgment which is not subject to further appeal are solely attributable to (A) a breach of any of the representations, warranties, covenants or agreements made by such indemnified party under this Agreement or in any other Transaction Document or (B) the fraud, gross negligence or willful misconduct of such indemnified party.

7. Other Agreements and Covenants.

(a) Use of Proceeds. The proceeds from the sale of the Shares and Warrants under this Agreement shall be used as approved from time to time by the Board, which approval must include approval by a majority of the Privet Designees (as such term is defined in the Voting Agreement).

(b) Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and, promptly upon request of any Purchaser, to provide a copy thereof. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchasers at each Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Purchaser. The Company shall make all filings and reports relating to the offer and sale of the Securities to the Purchasers required under applicable securities or “Blue Sky” laws of the states of the United States following each Closing Date.

(c) Exchange Act Filings. Until such time that all of the Securities may be sold without the requirement for the Company to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144, the Company covenants to use commercially reasonable efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act.

(d) Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any trading market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

(e) Expenses. The Company shall pay the reasonable legal and other fees and expenses of the Purchasers incurred in connection with the transactions contemplated by this Agreement as well as any out of pocket expenses associated with any post-Closing waivers and amendment to the Transaction Documents.

(f) Exchange Act Filings.  Assuming receipt of required information in a timely manner, the Company shall be responsible for the filing (and for all expenses in connection therewith) of required filings under the Exchange Act and all required amendments thereto relating to ownership of the Securities and appointment as a member of the Board, including any required Forms 3, 4 and 5 for the Privet Designees. The Company shall use commercially reasonable efforts to file such forms within the time period allowed for such forms under the rules and regulations promulgated by the SEC.

(g) Subsequent Equity Sales.  From the date hereof until twelve (12) months after the Closing, without the consent of the Purchasers, the Company shall not issue shares of Common Stock or Common Stock equivalents. Notwithstanding the foregoing, the provisions of this Section 7(g) shall not apply to (i) the issuance of Common Stock or Common Stock equivalents upon the exercise of the Warrants or the conversion or exercise of any securities of the Company outstanding on the date hereof, provided that the terms of such security are not amended after the date hereof to decrease the exercise price or increase the Common Stock or Common Stock equivalents receivable upon the exercise, conversion or exchange thereof, (ii) the issuance of any Common Stock or Common Stock equivalents pursuant to any Company group or individual equity incentive plan, agreement or other arrangement in place as of the date hereof, (iii) the issuance of Common Stock or Common Stock equivalents to any employees, officers or directors of the Company during the twelve (12) month period following the Closing Date representing less than 893,777 shares of Common Stock in the aggregate; (iv) the issuance of Common Stock or Common Stock equivalents in a strategic transaction, including, without limitation, joint ventures, manufacturing, marketing, licensing or distribution arrangements or technology transfer or development arrangements, in each case approved by a majority of the disinterested directors, provided any such issuance shall only be to a person which is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Company and in which the Company receives benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, or (v) the issuance of Common Stock or other equity or forms of equity derivatives in connection with any acquisition of assets or merger or acquisition of any entities, approved by the majority of the board of directors of the Company ((i) – (v), together, “Exempt Offerings”).

(h) Equal Treatment of Purchasers.  No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended for the Company to treat the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

(i) Right of First Offer.  From the date hereof until twelve (12) months after the Closing Date, in the event that the Company decides at any time after the date hereof to (a)(i) issue equity securities in the Company (other than shares issued for compensation or services) or (ii) issue debt securities that are convertible, exchangeable or exercisable into equity securities or equity-linked securities of the Company (“Convertible Securities”), in either case, which are effected at a price that is below the exercise price of the Warrants or that are secured, or (b) to enter into a debt financing (which shall not include any loans from banks or commercial lending institutions that are not Convertible Securities), then in each case the Company shall first provide the Purchasers with the opportunity to purchase such equity securities or Convertible Securities or to provide such debt financing. If, within ten (10) days of notice to the Purchasers of such opportunity, including a description in reasonable detail of all material terms of the proposed securities or financing, no Purchaser has notified the Company of its election to purchase such equity securities or Convertible Securities or to provide such debt financing, then the Company shall be entitled to proceed with such issuance or financing, as the case may be, with persons other than the Purchasers, but only on the terms so described. The Company shall be obligated to provide the Purchasers with the opportunity to purchase such securities or provide such financing with respect to each separate transaction contemplated by the Company. The rights granted under this Section 7(j) shall not apply to Exempt Offerings.

8. Public Statements.  The Company shall file a Current Report on Form 8-K within the time required by Form 8-K disclosing the material terms of the transactions contemplated hereby, which Form 8-K shall include this Agreement (including conformed signature pages thereto), the Investor Rights Agreement (including conformed signature pages thereto) and the form of Warrant as exhibits thereto. The Company and each Purchaser shall consult with each other in issuing any press releases with respect to the transactions contemplated hereby, and neither the Company nor any Purchaser shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Purchaser, or without the prior consent of each Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed; provided, however, with respect to any press release relating to Privet, neither the Company nor any other Purchaser shall issue any press releases nor otherwise make any such public statement without the prior consent of the Privet which can be withheld at Privet’s sole discretion, except as required by law.

9. Miscellaneous.

(a) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Delaware, United States of America, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(b) Entire Agreement. This Agreement and the documents referenced herein and therein constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement and the documents referenced herein and therein supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

(c) Amendments and Waivers. Except as otherwise set forth herein, no provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchasers holding at least a majority in interest of the Shares then outstanding (which amendment shall be binding on all Purchasers) or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

(d) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); (iii) upon receipt when delivered by email delivery of a “.pdf” format data file or (iv) upon receipt, when sent via a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses, facsimile numbers and email addresses for such communications shall be:

If to the Company:

Cicero, Inc.
8000 Regency Parkway, Suite 542
Cary, NC 27518
Attention:
Telephone: (919) 380-5000
Facsimile:

With a copy to:

Golenbock Eiseman Assor Bell & Peskoe, LLP
437 Madison Avenue – 40th Floor
New York, New York 10022
Attention: Lawrence Bell, Esq.
Telephone: 212-907-7370
Facsimile: 212-754-0330

If to Privet:

Privet Fund LP
79 West Paces Ferry Rd
Suite 200B
Atlanta, GA 30305
Attention: Ryan Levenson
Telephone: (404) 419-2670
Facsimile: (678) 999-5908

With a copy to:

Bryan Cave LLP
One Atlantic Center, 14th Floor
1201 W. Peachtree Street, NW
Atlanta, GA 30309
Attention: Rick Miller
Telephone: (404)572-6600
Facsimile: (404) 420-0787

If to John L. Steffens:

John L. Steffens
c/o Spring Mountain Capital
65 East 55th Street, 33rd Floor
New York, NY 10022
Telephone:
Facsimile:

If to any other Purchaser, then to the address set forth on the signature page to this Agreement.

(e) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(f) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(g) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(h) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser (other than by merger, consolidation or sale of all or substantially all of the Company’s assets). Except as specifically set forth herein, any Purchaser may assign any or all of its rights under this Agreement to any person to whom such Purchaser assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of this Agreement and the documents referenced herein that apply to the Purchasers.

(i) Investigation. No investigation by or knowledge of a party or its representatives, before or after the date of this Agreement, will affect in any manner the representations, warranties, covenants or agreements of another party set forth in this Agreement (or in any document to be delivered in connection with the consummation of the transactions contemplated by this Agreement) or the rights to rely thereon, and such representations, warranties, covenants and agreements will survive any such investigation.

(j) No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person or entity.

(k) Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity or bond) associated with the issuance of such replacement Securities.

(l) Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under this Agreement. Nothing contained herein or in any other document referred to herein, and no action taken by any Purchaser pursuant hereof or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in its review and negotiation of this Agreement and the other documents referred to herein.

(m) Business Day. “Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein or in the Investor Rights Agreement shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

(n) Headings. The headings of this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(o) Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

[Remainder of page intentionally left blank. Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Stock and Warrant Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

COMPANY:
CICERO, INC.

By:
Name :
Title :

PURCHASERS:
PRIVET FUND LP

By:
Name :
Title :

[Signature Page to Stock and Warrant Purchase Agreement]

John L. Steffens

[Signature Page to Stock and Warrant Purchase Agreement]

Tom Avery

[Signature Page to Stock and Warrant Purchase Agreement]

Scott Lucas

[Signature Page to Stock and Warrant Purchase Agreement]

Kenneth Casey

[Signature Page to Stock and Warrant Purchase Agreement]

Stephen H. Paneyko

[Signature Page to Stock and Warrant Purchase Agreement]

Bruce Miller

[Signature Page to Stock and Warrant Purchase Agreement]

Donald Peppers

[Signature Page to Stock and Warrant Purchase Agreement]

Mark Landis

Carolyn Landis

[Signature Page to Stock and Warrant Purchase Agreement]

SCHEDULE I

The Purchasers

		Tranche I		Tranche II		Tranche III
Purchaser	Shares	Warrants	Exercise Price per Share	Warrants	Exercise Price per Share	Warrants	Exercise Price per Share	Purchase Price
Privet Fund LP	18,250,000	63,875,000	$0.04	56,777,778	$0.045	29,200,000	$0.050	$730,000
Tom Avery	500,000	1,750,000	$0.04	1,555,555	$0.045	800,000	$0.050	$20,000
John L. Steffens	4,750,000	16,625,000	$0.04	14,777,778	$0.045	7,600,000	$0.050	$190,000
Mark & Carolyn Landis	375,000	1,312,500	$0.04	1,166,667	$0.045	600,000	$0.050	$15,000
Scott Lucas	125,000	437,500	$0.04	388,889	$0.045	200,000	$0.050	$5,000
Kenneth Casey	125,000	437,500	$0.04	388,889	$0.045	200,000	$0.050	$5,000
Stephen H. Paneyko	250,000	875,000	$0.04	777,778	$0.045	400,000	$0.050	$10,000
Bruce Miller	375,000	1,312,500	$0.04	1,166,667	$0.045	600,000	$0.050	$15,000
Donald Peppers	250,000	875,000	$0.04	777,778	$0.045	400,000	$0.050	$10,000
Total	25,000,000	87,500,000		77,777,778		40,000,000		$1,000,000